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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Prudential Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Prudential Trust Company 30 Scranton Office Park, Scranton PA 18507-1789

April 20, 2004

        We are writing to you in our role as Master Trustee for the Prudential Financial, Inc. (PFI) Common Stock Fund (the "Fund"). The Fund is an investment option under The Prudential Employee Savings Plan (PESP). PESP records show that you had a balance in the Fund on April 6, 2004, equivalent to at least one full share of PFI Common Stock. This entitles you to instruct us on how to vote the Fund's stock holdings at the Prudential Financial, Inc. Annual Meeting of Shareholders on June 8, 2004.

        Your voting instructions will be kept confidential and will not be available to your employer, the PESP plan administrator or to us. Please refer to the "Explanation of Confidential Voting Instructions" question-and-answer sheet on the back of this letter for additional information.

Voting Instructions

        Please note that you will not be voting directly. Only the Master Trustee is authorized to vote shares held by the Fund at the shareholders' meeting. However, you can provide us with instructions as to how to vote on your behalf on the matters described in the proxy statement.

        Enclosed is a Voting Instruction Form regarding the matters described in the proxy statement, which will be voted upon at the shareholders' meeting. As indicated on the form, you can provide your voting instructions on the Internet, by telephone or by postal mail. Whichever method you use, we must receive your instructions no later than June 2, 2004.

        The voting instructions we receive from you and others by that deadline will be applied proportionately to the shares of eligible voters who do not provide voting instructions ("undirected shares"). If you prefer to provide voting instructions for yourself only and do not want them applied to undirected shares, you can "opt out" by checking a box on the front of the Voting Instruction Form and returning the form by postal mail only. This "opting out" cannot be done on the Internet or by telephone.

Proxy Statement for the Annual Meeting of Shareholders on June 8, 2004

        We have also enclosed the Proxy Statement for the Annual Meeting of Shareholders on June 8, 2004, which provides additional information on the matters to be voted upon. If you are not currently an active employee of Prudential Financial, Inc. or its affiliates, the company's annual report is also enclosed. Most active employees have access to an electronic version of the Prudential Financial, Inc. 2003 Annual Report and the ability to order a printed copy, on the Investor Relations Web site (www.investor.prudential.com). If you do not have electronic access, please call 1-877-998-ROCK (7625) at any time, day or night, to request a copy.

        If you have any other questions, call 1-800-PRU-EASY (1-800-778-3279), say the keywords "Savings Plan" and follow the instructions to speak to a customer service representative, Monday through Friday (except holidays), 8 a.m. to 8 p.m., Eastern Daylight Time (EDT). If you are hearing-impaired and have a teletype (TTY) line, call 1-877-760-5166 Monday through Friday (except holidays), 8 a.m. to 6 p.m., EDT.

        Thank you in advance for providing your voting instructions before the June 2, 2004 deadline.

Prudential Trust Company, Trustee

Enclosures

PRUDENTIAL FINANCIAL, INC. (PFI) COMMON STOCK FUND
Explanation of Confidential Voting Instructions

What makes me eligible to vote?

        You are an eligible voter if you:

  •
  are a participant, beneficiary or alternate payee (under a qualified domestic relations order) in The Prudential Employee Savings Plan (PESP), and

  •
  had a balance in the PFI Common Stock Fund (the "Fund") equivalent to at least one full share of PFI Common Stock on April 6, 2004.

Why is the date that counts for PESP participants earlier than for other PFI shareholders?

        The Trustee only gets proxy voting rights for the number of shares the Fund actually held on April 12, 2004, which is the corporate record date for the Prudential Financial, Inc. Annual Meeting of Shareholders. April 6, 2004 was the last date for participants to execute transactions that settled (by delivery of stock to the Trustee) by April 12, 2004. Therefore, April 6 became the date used for allocating proxy voting rights among PESP participants.

How do I vote?

        A Voting Instruction Form is enclosed. You may vote on the Internet at www.proxyvote.com, by telephone by calling 1-800-690-6903, or by returning your completed form by mail. For the Fund's Trustee to vote on your behalf at the Prudential Financial, Inc. Annual Meeting of Shareholders on June 8, 2004, we must receive your voting instructions no later than 11:59 p.m., EDT, on June 2, 2004.

How many votes do I get?

        You get one vote for each share of PFI Common Stock attributable to your account in the Fund. Your account balance consists of units in the Fund rather than shares of the PFI Common Stock. About 97% of the Fund value is PFI Common Stock. For liquidity purposes, the other 3% of the Fund value is in a money market fund. The number of shares of PFI Common Stock that you may vote is determined by multiplying your balance in the Fund on April 6, 2004 by 97%, then dividing the result by the PFI Common Stock's closing share price for that day.

What happens when eligible voters don't provide voting instructions in time?

        Shares attributable to their accounts will be considered "undirected shares" for voting purposes. The voting instructions you and others provide by 11:59 p.m., EDT, on June 2, 2004, will be applied proportionately to the undirected shares in PESP unless you opt out of this process.

How do I opt out of the voting process for undirected shares?

        You can opt out by checking the appropriate box on the Voting Instruction Form and returning it by postal mail for receipt by June 2, 2004. It is not possible to opt out on the Internet or by telephone.

Why can I vote shares attributable to others' accounts?

        PESP provides that plan participants who do not opt out are "named fiduciaries" for purposes of voting the undirected shares of the PFI Common Stock held under PESP. If more than 60% of the eligible voters opt out, we will hire an independent fiduciary to direct the Fund's Trustee on how to vote the undirected shares. Under ERISA, plan fiduciaries are required to act prudently in making proxy-voting decisions by investigating the relevant facts and making a decision solely in the interests of the participants and beneficiaries. You will not be considered a fiduciary for the undirected shares if you opt out of having your vote applied to them.

How do I know that my voting instructions are confidential?

        PESP's policy is to ensure confidentiality of Fund investment decisions (except as otherwise required by applicable law). Prudential Trust Company retained Automatic Data Processing Investor Communication Services (ADP-ICS) to receive and tally voting instructions from eligible voters in the Fund. ADP-ICS will provide the Fund Trustee only aggregate information on voting instructions received. No information that would identify individual voters will be provided to the Trustee, the plan administrator or your employer.

C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735-9807
VOTE BY INTERNET-www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 p.m., EDT on June 2, 2004. Have the proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., EDT on June 2, 2004. Have the proxy card in hand when you call and then follow the instructions.
AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Prudential Trust Company, c/o ADP Investor Communication Services, 51 Mercedes Way, Edgewood, NY 11717, to be received no later than June 2, 2004.
123,456,789,012,00000

---->	000000000000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends
a vote FOR actions 1 and 2.

1.	Election of Directors Nominees: (01) Arthur F. Ryan (02) Gaston Caperton (03) Gilbert F. Casellas (04) Karl J. Krapek (5) Ida F.S. Schmertz	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	TO WITHHOLD A VOTE FOR A NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THE NUMBER OF THE NOMINIEES BELOW.

					The Board of Directors recommends
2.	Ratification of the appointment of	FOR	AGAINST	ABSTAIN	a vote AGAINST proposals 3 and 4.		FOR	AGAINST	ABSTAIN
	PricewaterhouseCoopers, LLP
	as independent auditors for the year ending December 31, 2004.	☐	☐	☐	3.	A shareholder proposal regarding charitable contributions.	☐	☐	☐
					4.	A shareholder proposal regarding the annual election of Directors.	☐	☐	☐

Check here only if you wish to opt out of having your vote applied pro rata to shares in your plan for which the Trustee receives no voting instructions.	☐

NOTE: Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity, please give your full title(s) with signature.

SIGNATURE 1	DATE	SIGNATURE 2 (JOINT OWNER)	DATE

Confidential Voting Instructions
To Prudential Trust Company, Trustee of the Master Trust for
The Prudential Financial, Inc. Common Stock Fund

        By signing on the reverse side or by voting on the Internet or by telephone, you direct the Trustee to vote (in person or by proxy) as indicated on the other side of this card. This vote will apply to the number of shares of Prudential Financial, Inc. (PFI) Common Stock deemed to be credited to your account in the PFI Common Stock Fund (the "Fund") under the plan on April 6, 2004. If you submit voting instructions but do not vote on a particular matter, you must mark it to abstain, or it will be voted as recommended by the Board of Directors. The Trustee's representative will tally all the timely votes for the Trustee to present in person or by proxy at the Prudential Financial, Inc. Annual Meeting of Shareholders on June 8, 2004.

        Also, unless you opt out by checking the box on the reverse side, you direct the Trustee to apply this voting instruction pro rata (along with the votes of all other eligible individuals in the plan who do not opt out) to all shares of PFI Common Stock held in the Fund for your plan for which the Trustee receives no voting instructions. If you wish to opt out by checking the box, you must sign, date and return this Voting Instruction Form by mail only (and not on the Internet or by telephone), to be received no later than June 2, 2004. For more information on your rights, see the April 20, 2004 letter from the Trustee.

        Only the Trustee's representativess will see these confidential voting instructions.

PLEASE MARK YOUR VOTES ON THE REVERSE SIDE OF THIS CARD, THEN SIGN AND DATE IT AND RETURN IT FOR RECEIPT BY JUNE 2, 2004.

From:	Kathleen Gibson Vice President, Secretary and Corporate Governance Officer Law Department

        We have begun mailing our 2003 Annual Report and Proxy Statement to shareholders. Because many of you are shareholders, I want to bring your attention to this package.

We Need Your Vote

        During the next two weeks, more than 3.3 million shareholders will receive proxy voting materials from Prudential Financial. I urge those of you who are shareholders to participate. Your vote is important.

        To make voting easier, we are once again offering the option of voting by mail, telephone or the Internet. In addition to being convenient, online and telephone voting help reduce the cost to the company for the return mailing of our voting cards.

Some Employees Will Receive More Than One Proxy Statement

        Some of you will receive more than one copy of our Proxy Statement because you participate in the Prudential Employee Savings Plan (PESP), received stock as a result of demutualization or have purchased it through a broker. Please make sure to vote all of your shares.

        If you own company stock as a result of demutualization or because you have purchased it through a broker, you will receive a copy of the company's 2003 Annual Report in your proxy package. However, proxy packages mailed to active employees who own stock through PESP will not include a copy of the annual report.

        You can view the 2003 Annual Report online. If you do not receive a copy of the annual report as part of the proxy mailing, and you would like to receive one, you can order a printed copy online.

        Thank you for your continued support and participation.

QuickLinks

PRUDENTIAL FINANCIAL, INC. (PFI) COMMON STOCK FUND Explanation of Confidential Voting Instructions
Confidential Voting Instructions To Prudential Trust Company, Trustee of the Master Trust for The Prudential Financial, Inc. Common Stock Fund